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                                      ALPS

                                 CODE OF ETHICS

                             (EFFECTIVE MAY 1, 2010)

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                                TABLE OF CONTENTS
                                -----------------

INTRODUCTION.....................................................................  3
  Applicability..................................................................  4
GENERAL STANDARDS OF BUSINESS CONDUCT............................................  7
  Conflicts of Interest..........................................................  7
  Protecting Confidential Information............................................  8
  Insider Trading and Tipping....................................................  8
  Excess Trading.................................................................  8
  Front Running..................................................................  8
  Gifts and Entertainment........................................................  9
  Service on a Board of Directors/Outside Business Activities....................  9
PERSONAL SECURITIES TRANSACTIONS - RESTRICTIONS & REPORTING REQUIREMENTS......... 10
  Access Persons................................................................. 10
  Investment Persons............................................................. 13
SANCTIONS........................................................................ 18
REPORTING FORMS.................................................................. 22
  Appendix A - Gift Disclosure Form.............................................. 23
  Appendix B - Broker/Dealers with Electronic Feeds.............................. 24
  Appendix C - Broker/Dealer Duplicate Statement/Confirmation Request Letter..... 25

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                                  INTRODUCTION
                                  ------------

This Code of Ethics ("Code") has been adopted by ALPS Holdings, Inc. and applies to its subsidiaries and affiliates (collectively referred to herein as "ALPS"). The Code is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-l under the Investment Company Act of 1940 (the "1940 Act"). By adopting and adhering to a code that meets the applicable requirements under the Advisers Act and 1940 Act, it is intended that ALPS employees who are deemed to be Access Persons and/or Investment Persons, will not also be subject to duplicative reporting requirements under various other codes for Fund Companies for which they may serve as an officer or are otherwise deemed to be an Access Person. However, all such persons should check with each company's Compliance or Legal representatives to confirm their status.

ALPS and its employees are subject to certain laws and regulations governing personal securities trading. This Code also sets forth procedures and limitations which govern personal securities transactions. Employees who are also registered with the Financial Industry Regulatory Authority ("FINRA") as a Registered Representative may have additional requirements and/or restrictions in addition to those described herein. Those Registered Representatives should consult their Written Supervisory Procedures for additional requirements.

ALPS and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. The Code is designed to reinforce ALPS' reputation for integrity by avoiding even the appearance of impropriety in the conduct of our business. This Code was developed to promote the highest standards of behavior and ensure compliance with applicable laws.

Employees are required to report any known violations of the Code to the Chief Compliance Officer ("CCO"). This includes violations that come to your attention mat may have been inadvertent and/or violations that other employees may have committed. There may be additional provisions for reporting violations that are covered under the firm's Whistle Blower Policy and employees should make themselves familiar with this policy or consult with the firm's CCO.

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during their course of employment, and that "ignorance of the law" is not a defense. ALL ALPS EMPLOYEES ARE EXPECTED TO READ THE CODE CAREFULLY AND OBSERVE AND ADHERE TO ITS GUIDANCE AT ALL TIMES. Failure to comply with the provisions of the Code may result in serious sanctions including, but not limited to: disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with ALPS.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of ALPS in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code, only in those situations when it is clear beyond dispute that the interests of our Clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the Client, even at the expense of the interests of employees.

The CCO will periodically report to senior management/board of directors of ALPS and the respective fund boards where ALPS serves in the capacity of investment adviser and/or distributor to document compliance or non-compliance with this Code. Each employee is responsible for knowing their responsibilities under the Code. Employees should retain a copy of the Code in their records for future reference. Any questions regarding the Code should be directed to the CCO.

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APPLICABILITY
-------------

ALPS EMPLOYEES

This Code is applicable to all ALPS employees. This includes full-time, part-time, benefited and non-benefited, officers, directors, exempt and non-exempt personnel. Additionally, each new employee's offer letter will include a copy of the Code of Ethics and a statement advising the individual that he/she will be subject to the Code of Ethics if he/she accepts the offer of employment. Employees with access to certain information (as determined by their job position or as so designated by the CCO) may also be deemed to be "Access Persons" or "Investment Persons." Each such distinction has specific restrictions, limitations, reporting requirements and other policies and procedures that apply to persons defined as such. All ALPS employees have an obligation to promptly notify the Compliance Department if there is a change to their duties, responsibilities or title which affects their reporting status under the code.

FAMILY MEMBERS AND RELATED PARTIES

The Code applies to the accounts of applicable employees, his/her spouse or domestic partner, his/her minor children, his/her adult children living at home, and any relative, person or entity for whom the employee directs the investments. Joint account holders will also be included if an ALPS employee is one of the joint account holders (Please refer to the definition of an "account").

CONTRACTORS AND CONSULTANTS

ALPS contractor/consultant/temporary employee contracts may include the Code as an addendum, and each contractor/consultant/temporary employee may be required to sign an acknowledgement that he/she has read the Code and will abide by it. Certain sections, such as those pertaining to the pre-clearance and reporting provisions, may be excepted.

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DEFINITIONS
-----------

ACCESS PERSON - "Access Person" shall mean any Director, Trustee, Officer, Partner, Investment Person, or Employee of ALPS Holdings Inc. or its affiliates, who:

  o has access to non-public information regarding any Clients' Securities Transactions, or non-public information regarding the portfolio holdings of any fund(s) of a Client or any ALPS fund(s) or fund(s) of an affiliate;
  o is involved in making Securities Transactions recommendations to Clients, or has access to such recommendations that are non-public;
  o in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a Fund's Securities Transactions or whose functions relate to the making of any recommendations with respect to a Fund Securities Transactions;
  o obtains information regarding a Fund's Securities Transactions or whose functions relate to the making of any recommendations with respect to a Fund's Securities Transactions;
  o any other person designated by the CCO or the Ethics Committee has having access to non-public information.

ACCOUNT - "Account" shall mean any accounts of any employee which includes accounts of the employee's immediate family members (any relative by blood or marriage living in the employee's household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

AUTOMATIC INVESTMENT PLAN - "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined scheduled and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP - For purposes of the Code, "Beneficial Ownership" shall be interpreted in the same manner as it would be in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is subject to the provisions of Section 16 under the Exchange Act and the rules and regulations there under. Generally speaking, beneficial ownership encompasses those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This would include, but is not limited to:

  o securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;
  o securities held in the name of a member of his or her immediate family sharing the same household;
  o  securities held by a trustee, executor, administrator, custodian or broker;
  o securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;
  o securities held by a corporation which can be regarded as a personal holding company of a person; and
  o securities recently purchased by a person and awaiting transfer into his or her name.

CHIEF COMPLIANCE OFFICER ("CCO") - The CCO shall be a person so designated by ALPS. Currently, the CCO is Bradley Swenson.

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CLIENT - The term "Client" shall include all closed-end mutual funds, open-end mutual funds, exchange traded funds ("ETFs") and unit investment trusts ("UITs") of any investment company who has a business relationship with ALPS and/or for whom ALPS performs a business service. Please refer to the Compliance Department Intranet Web Page for a current listing of Clients.

CLIENT MUTUAL FUNDS - The term "Client Mutual Funds" as used within this Code, refers to any funds (open-end, closed-end, ETFs, UITs) that ALPS has a business relationship with and/or for whom ALPS performs a business service. Please refer to the Compliance Department Intranet Web Page for a current listing of Client Mutual Funds.

COVERED SECURITIES - For purposes of the Code, "Covered Securities" will include all Securities (as defined below). In addition, "Covered Securities" will also include all Client Mutual Funds (as defined above) or any equivalents in local non-US jurisdictions, single stock futures and both the U.S. Securities and Exchange Commission ("SEC"), and Commodity Futures Trading Commission ("CFTC") regulated futures.

For the purposes of the Code, NON-CLIENT open-end mutual funds and ETFs will not be considered as "Covered Securities."

EMPLOYEE - "Employee" shall include all employees of ALPS Holdings, Inc. and its affiliates, including directors, officers, partners of AAI (or other persons occupying similar status), any temporary worker, contractor, or independent contractor if so designated by the CCO or the Ethics Committee.

FUND TRANSACTIONS - For purposes of the Code, "Fund Transactions" refers to any transactions of the Fund itself. It does not include "Securities Transactions" of the Fund (Securities Transactions are defined below).

INVESTMENT PERSONS - "Investment Person" shall mean any Access Person (within
ALPS) who makes investment decisions for AAI or Clients, who provides investment related information or advice to portfolio managers, or helps to execute and/or implement a portfolio manager's decisions. This typically includes for example, portfolio managers, portfolio assistants, traders, and securities analysts.

REGISTERED REPRESENTATIVE - The term "Registered Representative" as used within this Code, refers to a person who holds a securities license, and is actively registered, with FINRA.

SECURITIES - For purposes of the Code, "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act. This definition of "Security" includes, but is not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency. Further, for the purpose of the Code, "Security" shall include any commodity contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

"Security" shall NOT include direct obligations of the government of the United States or any other sovereign country or supra-national agency, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, variable and fixed insurance products.

SECURITIES TRANSACTIONS - The term "Securities Transactions" as used within this Code typically refers to the purchase and/or sale of Securities, (as defined herein), by the Fund(s).

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                      GENERAL STANDARDS OF BUSINESS CONDUCT
                      -------------------------------------

All employees are subject to, and expected to abide by the General Standards of Business Conduct. The following activities are prohibited. Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

No employee may cause ALPS or a Client to take action, or to fail to take action, for personal benefit, rather than to benefit ALPS or such Client. For example, a person would violate this Code by causing a Client to purchase securities owned by the Access Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling securities in an attempt to protect a personal investment, such as an option on that security.

Employees may not use knowledge of Fund Transactions or Securities Transactions made or contemplated by ALPS or Clients to profit, or cause others to profit, by the market effect of such transactions.

Employees have an obligation to safeguard material non-public information regarding ALPS and its Clients. Accordingly, employees may not disclose current Fund Transactions or Securities Transactions made or contemplated or any other non-public information to anyone outside of ALPS, without approval from the CCO or the Ethics Committee.

Employees may not engage in fraudulent conduct in connection with the purchase or sale of securities, including without limitation:

  o  Employing any device, scheme or artifice to defraud;
  o Making any untrue statement of material fact or omitting to state to a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, misleading;
  o Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit;
  o  Engaging in any manipulative practice; and
  o Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

CONFLICTS OF INTEREST
---------------------

Employees may not act on behalf of ALPS in any transaction involving other persons or organizations with whom they may have any financial or any other connection without prior approval from the CCO. It is the responsibility of each employee to avoid participation in such situations or, if avoidance is not possible, to deal with any conflicts in a fair and ethical manner. If personal interest might affect an employee's ability to represent ALPS as they would in an unbiased "arms length" transaction, the employee should remove them self from the transaction.

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PROTECTING CONFIDENTIAL INFORMATION
-----------------------------------

Employees may receive information about ALPS, its Clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of the information. Refer to ALPS Corporate Security Policy, Technology Resources Acceptable Use Policy, and Identity Theft Prevention Program for additional information.

INSIDER TRADING AND TIPPING
---------------------------

The misuse of material nonpublic information, or inside information, constitutes a fraud under the securities laws of the United States and many other countries. Fraudulent misuse of inside information includes buying or selling securities while in possession of material nonpublic information for an employee or employee-related account, a proprietary account or for the account of any Client. Fraudulent misuse of inside information also includes disclosing or tipping such information to someone else who then trades on it, or using such information as a basis for recommending the purchase or sale of a security. Information is material when it has market significance and there is a likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities of the company involved. It is nonpublic if it has not been broadly disseminated.

In no event, may any employee who receives inside information use that information to trade or recommend securities affected by such information for personal benefit, the benefit of ALPS or any affiliate or the benefit of a third party. More specifically:

  o No employee may, while in possession of inside information affecting a security, purchase or sell such security for the account of such employee, a Client or any other person or entity;
  o No employee may disclose inside information to any person outside of ALPS. However, discussions with legal counsel and disclosures authorized by ALPS or the Client in furtherance of a related project or transaction are permitted; and
  o No employee may recommend or direct the purchase from or sale of a security to anyone while in the possession of inside information, however obtained.

EXCESS TRADING
--------------

While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Compliance Department to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

FRONT RUNNING
-------------

Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of a Fund's trading positions or plans. Trading activity will be monitored by Compliance Department to the extent appropriate for the category of person.

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GIFTS AND ENTERTAINMENT
-----------------------

All employees are required to follow the standards below regarding the receipt of or the giving of gifts and entertainment with respect to Clients:

  o Employees should avoid any excessive or disreputable entertainment that would reflect unfavorably on ALPS or its Clients;
  o  Employees may not offer or accept cash or its equivalent as a gift;
  o Employees may recognize that promotional gifts such as those that bear the logo of a company's name or that routinely are made available to the general public are generally acceptable business gifts (and are not required to be reported unless the estimated value exceeds $250);
  o Employees must fully, fairly and accurately account on the books and records of ALPS for any expense associated with a gift or entertainment;
  o Employees may not accept any gift or bequest under a will or trust from a Client of ALPS; and
  o Employees who are also registered with FINRA as a Registered Representative may have additional requirements and/or restrictions that are different than these policies. These polices do not override any requirements of FINRA.

For purposes of the Code, the gifts and entertainment limit will be $250.00 or the local equivalent. In order for an employee to accept a gift or entertainment above the limit, he/she must obtain written approval from the CCO. A copy of the Gift Disclosure Form may be found under Appendix A of this Code.

SERVICE ON A BOARD OF DIRECTORS/OUTSIDE BUSINESS ACTIVITIES
-----------------------------------------------------------

All employees are required to comply with the following provisions:

  o Employees are to avoid any business activity, outside employment or professional service that competes with ALPS or conflicts with the interests of ALPS or its Clients.
  o An employee is required to obtain the approval from the CCO before becoming a director, officer, partner or sole proprietor of a "for profit" organization. The request for approval should disclose the name of the organization, the nature of the business, whether any conflicts of interest could reasonably result from the association, whether fees, income or other compensation will be earned and whether there are any relationships between the organization and ALPS.
  o Employees may not accept any personal fiduciary appointments such as administrator, executor or trustee other than those arising from family or other close personal relationships.
  o Employees may not use ALPS resources, including computers, software, proprietary information, letterhead and other property in connection with any employment or other activity outside ALPS.
  o Employees must disclose to the Compliance Department a conflict of interest or the appearance of a conflict with ALPS or Clients and discuss how to control the risk.

When completing the Annual Certification acknowledging receipt and understanding of the Code of Ethics, employees may be asked to disclose all outside affiliations. Any director/trustee positions with public companies or companies likely to become public are prohibited without prior written approval of the CCO.

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    PERSONAL SECURITIES TRANSACTIONS - RESTRICTIONS & REPORTING REQUIREMENTS
    ------------------------------------------------------------------------

ACCESS PERSONS
--------------

TRADING RESTRICTIONS
--------------------

INITIAL PUBLIC OFFERING ("IPO") - Access Persons are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering ("IPO"). There may be certain exceptions for a situation with prior written disclosure to and written approval from the CCO, could acquire shares in an IPO of his/her employer.

LIMITED OR PRIVATE OFFERINGS - Access Persons are prohibited from purchasing securities in a private offering unless the purchase is approved in writing by the CCO. Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

INVESTMENT CLUBS - Access Persons are prohibited from participating in investment clubs unless such membership is approved in writing by the CCO.

CLIENT MUTUAL FUNDS - Access Persons investing in any "Client Mutual Funds" are subject to a sixty (60) calendar day holding period. The current list of Client Mutual Funds is maintained on the Compliance Department's Intranet Web Page. Money market or short-term income funds are exempt from these requirements.

EXCESS TRADING - While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Compliance Department to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

FRONT RUNNING - Access Persons may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of a Fund's trading positions or plans.

MATERIAL NONPUBLIC INFORMATION - Access Persons possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

REPORTING REQUIREMENTS
----------------------

Access Persons are subject to the following Initial, Quarterly and Annual Reporting requirements unless specifically exempted by Rule 204A-1 or 17j-l.

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All Covered Securities are subject to the reporting requirements of the Code.
The following securities are exempt from the reporting requirements:

  o  Direct Obligations of any sovereign government or supra-national agency;
  o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
  o  Investments in dividend reinvestment plans;
  o  Variable and fixed insurance products; and
  o  NON-CLIENT open-end mutual funds and ETFs.

IRC 401(k) plans are also exempt from the reporting requirements except if held in self-directed brokerage accounts. Access Persons must report holdings of or transactions in Employee Stock Ownership Programs ("ESOPs") or pension or retirement plans if they have a direct or indirect Beneficial Ownership interest in any Covered Securities held by the plan.

  a. INITIAL HOLDINGS REPORTS FOR ACCESS PERSONS
     -------------------------------------------

     Within ten (10) calendar days of being designated as, or determined to be, an Access Person (which may be upon hire), each such person must provide the Compliance Department with a statement of all Covered Securities holdings and brokerage accounts. More specifically, each such person must provide the following information:

       o The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect Beneficial Ownership when the person became an employee;
       o The name of any broker, dealer or bank with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of the employee as of the date the person became an employee; and
       o  The date the report is submitted by the employee.

  b. DUPLICATE STATEMENTS
     --------------------

     Upon employment and for any accounts opened during employment, an Access Person must instruct his/her broker-dealer, trust account manager or other entity through which he/she has a securities trading account to send transaction activity information directly to the ALPS Compliance Department. If an account is held with an entity that does not supply electronic feeds to ALPS, the Access Person must instruct the entity to supply periodic statements (no less frequent then quarterly). Please refer to Appendix B for a list of firms that are currently set up to supply information electronically to ALPS.

     This applies to all accounts in which an Access Persons has direct or indirect Beneficial Ownership. A sample letter with the Compliance address is located under Appendix C of this Code.

  c. QUARTERLY TRANSACTION REPORTS
     -----------------------------

     Each Access Person is required to submit quarterly his/her Quarterly Securities Report within thirty (30) calendar days of each calendar quarter end to the Compliance Department. If no transactions were executed or if transactions were exempt from reporting, this should be noted on the quarterly report.

     Specific information to be provided includes:

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     1. With respect to any transaction* during the quarter in a Covered
     Security in which any employee had any direct or indirect beneficial ownership:

           o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
           o The nature of the transaction, (i.e., purchase, sale, or other type of acquisition or disposition);
           o  The price of the Security at which the transaction was effected;
           o The name of the broker, dealer or bank with or through which transaction was effected; and
           o  The date that the report is submitted by the employee.

     *Transactions effected pursuant to an Automatic Investment Plan need not be reported in the Quarterly Securities Report but holdings in Covered Securities are subject to the annual holdings reporting requirement discussed below.

     2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

           o The name of the broker, dealer, or bank with whom the employee established the account;
           o  The date the account was established; and
           o  The date the report is submitted by the employee.

  d. ANNUAL HOLDINGS REPORTS
     -----------------------

     Each Access Person is required to submit annually (i.e., once each and every calendar year) a list of applicable holdings, which is current as of a date no more than forty five (45) calendar days before the report is submitted. In addition, each employee is required to certify annually that he/she has reviewed and understands the provisions of the Code.

     Specific information to be provided includes:

       o The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership;
       o The name of any broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee; and
       o  The date that the report is submitted by the employee.

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INVESTMENT PERSONS
------------------

TRADING RESTRICTIONS
--------------------

INITIAL PUBLIC OFFERING ("IPO") - Investment Persons are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering ("IPO"). There may be certain exceptions for a situation with prior written disclosure to and written approval from the CCO, could acquire shares in an IPO of his/her employer.

LIMITED OR PRIVATE OFFERINGS - Investment Persons are prohibited from purchasing securities in a private offering unless the purchase is approved in writing by the CCO. Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

INVESTMENT CLUBS - Investment Persons are prohibited from participating in investment clubs unless such membership is approved in writing by the CCO.

OPTIONS - Investment Persons are prohibited from buying or selling options on Covered Securities. There is an exception for persons who have received options from a prior employer. In those instances, the exercising or selling of options received from the prior employer is subject to the pre-clearance and reporting requirements of this Code.

CLIENT MUTUAL FUNDS - Investment Persons investing in "Client Mutual Funds" are subject to a sixty (60) calendar day holding period. The current list of Client Mutual Funds is maintained on the Compliance Department's Intranet Web Page. These funds are also subject to reporting requirements and pre-clearance requirements of this Code. Pre-clearance requirements may be waived for purchases through an automated and systematic account such as a company 401k plan. Money market and short-term income funds are exempt from these requirements.

SHORT-TERM TRADING - Investment Persons are prohibited from the purchase and sale or sale and purchase of the same securities within thirty (30) calendar days. Client Mutual Funds are subject to a sixty (60) calendar day holding period.

BLACKOUT PERIOD - Excluding de minimis transactions (defined below), Investment Persons may not trade in a Covered Security on any day that a Client account/Fund has a pending buy or sell order in the same Covered Security. In addition, an employee may not buy or sell a security that a Client account/Fund has traded within seven (7) calendar days on either side of the Fund's/account's execution date. For example, if a trade was executed on February 15th, you may not buy or sell the security during the time period of February 8th and February 22nd.

Additional blackout periods may be determined and established by the CCO. Any such periods will be communicated to all affected persons as necessary.

EXCESS TRADING - While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Compliance Department to the

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extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

FRONT RUNNING - Investment Persons may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of a Fund's trading positions or plans.

MATERIAL NONPUBLIC INFORMATION - Investment Persons possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

SHORTING OF SECURITIES - Investment Persons may not engage in the practice of short selling securities.

PRE-CLEARANCE
-------------

Unless the investment transaction is exempted from pre-clearance requirements all Investment Persons must request and receive pre-clearance prior to engaging in the purchase or sale of a Covered Security.

Pre-clearance approval is only good until midnight local time of the day after approval is obtained. "Good-till-Cancelled" orders are not permitted. "Limit" orders must receive pre-clearance every day the order is open.

As there could be many reasons for pre-clearance being granted or denied, Investment Persons should not infer from the pre-clearance response anything regarding the security for which pre-clearance was requested.

EXEMPTED SECURITIES/TRANSACTIONS

Pre-clearance by Investment Persons is not required for the following transactions:

           o  Transactions that meet the de minimis exception (defined below);
           o Transactions made in an account where the employee, pursuant to a valid legal instrument, has given full investment discretion to an unaffiliated/unrelated third party;
           o Purchases or sales of direct obligations of the government of the United States or other sovereign government or supra-national agency, high quality short-term debt instruments, bankers acceptances, certificates of deposit ("CDs"), commercial paper, repurchase agreements.
           o Automatic investments in programs where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance);
           o  Investments in dividend reinvestment plans;
           o  Exercised rights, warrants or tender offers;
           o General obligation municipal bonds, transactions in Employee Stock Ownership Programs ("ESOPs), and Share Builder and similar services;
           o  Securities received via a gift or inheritance; and
           o  NON-CLIENT open-end mutual funds and ETFs.

DE MINIMIS EXCEPTION
--------------------

A "de minimis transaction" is a personal trade that meets the following conditions: (a) less than 1,000 shares in a issuer with a market capitalization of $10 billion or greater; and (b) is made with no knowledge that a Client Mutual Fund have purchased or sold the Covered Security, or the Client Mutual Fund or its investment adviser considered purchasing or selling the Covered Security. Transactions effected pursuant to the de minimis exception remain subject to reporting requirements of the Code.

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SERVING ON A BOARD OF DIRECTORS
-------------------------------

Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would be consistent with the interests of Clients. If board service is authorized by the Ethics Committee, in some instances, it may be required that the Investment Personnel serving as a Director may be isolated from making investment decisions with respect to the company involved through the use of "Chinese Walls" or other procedures.

REPORTING REQUIREMENTS
----------------------

Investment Persons are subject to the following Initial, Quarterly and Annual Reporting requirements unless specifically exempted by Rule 204A-1 or 17j-l.

All Covered Securities are subject to the reporting requirements of the Code. The following securities are exempt from the reporting requirements:

  o  Direct Obligations of any sovereign government or supra-national agency;
  o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
  o  Investments in dividend reinvestment plans;
  o  Variable and fixed insurance products; and
  o  NON-CLIENT open-end mutual funds and ETFs.

IRC 401 (k) plans are also exempt from the reporting requirements except if held in self-directed brokerage accounts. Investment Persons must report holdings of or transactions in ESOPs or pension or retirement plans if they have a direct or indirect Beneficial Ownership interest in any Covered Securities held by the plan.

Additionally, securities received via a gift or inheritance are required to be reported, but are not subject to the pre-clearance requirements of the Code.

  a. INITIAL HOLDINGS REPORTS FOR INVESTMENT
     ---------------------------------------

     Within ten (10) calendar days of being designated as, or determined to be, an Investment Person (which may be upon hire), each such person must provide the Compliance Department with a statement of all Covered Securities holdings and brokerage accounts. More specifically, each such person must provide the following information:

       o The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect Beneficial Ownership when the person became an employee;
       o The name of any broker, dealer or bank with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of the employee as of the date the person became an employee; and
       o  The date the report is submitted by the employee.

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  b. DUPLICATE STATEMENTS
     --------------------

     Upon ALPS employment and for any accounts opened during employment, an Investment Person must instruct his/her broker-dealer, trust account manager or other entity through which he/she has a securities trading account to send transaction activity information directly to our Compliance Department. If an account is held with an entity that does not supply electronic feeds to ALPS, the Access Person must instruct the entity to supply periodic statements (no less frequent then quarterly) to the Compliance Department. Please refer to Appendix B for a list of firms that are currently set up to supply information electronically to ALPS.

     This applies to all accounts in which an employee has direct or indirect Beneficial Ownership. A sample letter with the Compliance address is located under Appendix C of this Code.

  c. QUARTERLY TRANSACTION REPORTS
     -----------------------------

     Each Investment Person is required to submit quarterly his/her Quarterly Securities Report within thirty (30) calendar days of each calendar quarter end to the Compliance Department. If no transactions were executed or if transactions were exempt from reporting, this should be noted on the quarterly report.

     Specific information to be provided includes:

1. With respect to any transaction* during the quarter in a Covered Security in which any employee had any direct or indirect beneficial ownership:

           o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
           o The nature of the transaction, (i.e., purchase, sale, or other type of acquisition or disposition);
           o  The price of the Security at which the transaction was effected;
           o The name of the broker, dealer or bank with or through which transaction was effected; and
           o  The date that the report is submitted by the employee.

     *Transactions effected pursuant to an Automatic Investment Plan need not be reported in the Quarterly Securities Report but holdings in Covered Securities are subject to the annual holdings reporting requirement discussed below.

     2. With respect to any account established by the employee in which any securities were held during the quarter for the direct or indirect benefit of the employee:

           o The name of the broker, dealer, or bank with whom the employee established the account;
           o  The date the account was established; and
           o  The date the report is submitted by the employee.

  d. ANNUAL HOLDINGS REPORTS
     -----------------------

     Each Investment Person is required to submit annually (i.e., once each and every calendar year) a list of applicable holdings, which is current as of a date no more than forty five (45) calendar days before the report is submitted. In addition, each employee is required to certify annually that he/she has reviewed and understands the provisions of the Code.

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     Specific information to be provided includes:

       o The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership;
       o The name of any broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee; and
       o  The date that the report is submitted by the employee.

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                                    SANCTIONS
                                    ---------

Upon discovering a violation of this Code by an employee or his/her family member or related party, the CCO may impose such sanctions as he/she deems appropriate, including, among other things, the following:

  o  A letter of censure to the violator;
  o  A monetary fine levied on the violator;
  o  Suspension of the employment of the violator;
  o  Termination of the employment of the violator;
  o Civil referral to the SEC or other civil regulatory authorities determined by ALPS; or
  o  Criminal referral - determined by ALPS.

Examples of possible sanctions include, but are not limited to:

  o A verbal warning, warning letter, with a copy to the employee's direct report, for a first time pre-clearance or reporting violation;
  o Monetary fines and disgorgement of profits when an employee profits on the purchase of a security he/she should not have purchased or redeemed; and
  o Recommendation for suspension or termination if an employee is a serial violator of the Code.

APPEALS PROCESS
---------------

If an employee decides to appeal a sanction, he/she should contact the CCO who will refer the issue to the Ethics Committee for their review and consideration.

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                      COMPLIANCE AND SUPERVISORY PROCEDURES
                      -------------------------------------

The CCO or his designee is responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review and confidentiality preservation.

PREVENTION OF VIOLATIONS
------------------------

To prevent violations of the Rules, the CCO or his/her designee should, in addition to enforcing the procedures outlined in the Rules:

  1. Review and update the procedures as necessary, at least once annually, including but not limited to a review of the Code by the CCO, the Ethics Committee and/or counsel;
  2. Answer questions regarding the Code;
  3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the procedures;
  4. Identify all Access Persons and Investment Persons, and notify them of their responsibilities and reporting requirements;
  5. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

       o  Orienting employees who are new to ALPS and the Rules; and
       o Further educating employees by distributing memos or other materials that maybe issued by outside organizations such as the Investment Company Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS
-----------------------

To detect violations of these procedures, the CCO, or designee, should, in addition to enforcing the policies, implement procedures to review holding and transaction reports, forms and statements relative to applicable restrictions, as provided under the Code.

COMPLIANCE PROCEDURES
---------------------

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon learning of a potential deviation from or violation of the policies, the CCO shall either present the information at the next regular meeting of the Ethics Committee or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS
--------------

The CCO shall prepare a written report to the Ethics Committee and Senior Management at least annually. The written report shall include any certification required by Rule 17j-l. This report shall set forth the following information:

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  o  Copies of the Code, as revised, including a summary of any changes made since the last report;
  o Identification of any material issues including material violations requiring significant remedial action since the last report;
  o  Identification of any material conflicts arising since the last report; and
  o Recommendations, if any, regarding changes in existing restrictions or procedures based upon experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

RECORDS
-------

Compliance Department shall maintain the following records:

  o A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect;
  o A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;
  o Files for personal securities account statements, all reports and other forms submitted by employees pursuant to these Rules and any other pertinent information;
  o A list of all persons who are, or have been, required to submit reports pursuant to this Code;
  o A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports; and
  o  A copy of each report produced pursuant to this Code.

INSPECTION
----------

The records and reports maintained by the Compliance Department pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY
---------------

All procedures, reports and records monitored, prepared or maintained pursuant to this Code shall be considered confidential and proprietary to ALPS and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than to members of the Ethics Committee or the Compliance Department, as requested.

THE ETHICS COMMITTEE
--------------------

The purpose of this section is to describe the Ethics Committee. The Ethics Committee was created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE ETHICS COMMITTEE
----------------------------------

The Committee consists of Bradley Swenson, Chief Compliance Officer, Anna Smith, Human Resources Manager, Jeremy May, President ALPS Fund Services, Inc. and Tom Carter, President ALPS Advisors, Inc. and ALPS Distributors, Inc.

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The Chief Compliance Officer currently serves as the Chairman of the Committee.
The composition of the Committee may be changed from time-to-time and the Committee may seek input of other employees concerning matters related to this Code as they deem appropriate.

COMMITTEE MEETINGS
------------------

The Committee shall meet approximately every six months, or as often as necessary, to review operation of this Code and to consider technical deviations from operational procedures, inadvertent oversights or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by ALPS. Committee meetings are primarily intended for consideration of the general operation of the compliance procedures as well as for substantive or serious departures from the standards and procedures in the Rules.

Other persons may attend a Committee meeting, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee. It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the CCO with respect to the particular employee whose conduct has been the subject of the meeting.

If a Committee member has committed, or is the subject of, a violation, he or she shall not be considered a voting member of the Committee or be involved in the review or decisions of the Committtee with respect to his or her activities, or sanctions.

SPECIAL DISCRETION
------------------

The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

  o The Committee determines, on advice of counsel, that the particular application of all or a portion of the Code is not legally required;
  o The Committee determines that the likelihood of any abuse of the Code by such exempted person(s) or as a result of such exempted transaction is remote;
  o The terms or conditions upon which any such exemption is granted is evidenced in writing; and
  o The exempted person(s) agrees to execute and deliver to the CCO, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, describe such exemptions and the terms and conditions upon which it was granted.

The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

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                                 REPORTING FORMS
                                 ---------------

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APPENDIX A- GIFT DISCLOSURE FORM
--------------------------------

--------------------------------------------------------------------------------
ALPS GIFT DISCLOSURE FORM
--------------------------------------------------------------------------------
NAME OF ALPS EMPLOYEE
--------------------------------------------------------------------------------
GIFT DESCRIPTION
--------------------------------------------------------------------------------
RECEIVED OR GIVEN
--------------------------------------------------------------------------------
FROM OR TO WHOM
--------------------------------------------------------------------------------
ESTIMATED VALUE OF GIFT
--------------------------------------------------------------------------------

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APPENDIX B - BROKER/DEALERS WITH ELECTRONIC FEEDS
-------------------------------------------------

  o  Charles Schwab

  o  Scottrade

  o  TD Ameritrade

  o  Firm D - TBD

  o  Finn E - TBD

  o  Firm F - TBD

  o  Firm G - TBD

  o  Firm H - TBD

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   APPENDIX C - BROKER/DEALER DUPLICATE STATEMENT/CONFIRMATION REQUEST LETTER
   --------------------------------------------------------------------------

Date:

Your Broker
Street Address
City, State Zip Code:

Re:     Your Name

        Your account number or S.S. number

Dear Sir or Madam:

Please be advised that I'm an employee of ALPS Holdings, Inc. ("ALPS"). Pursuant to ALPS CODE OF ETHICS, I am requesting that a duplicate copy of my account statement(s) be sent to the attention of:

                   ALPS Holdings, Inc.
                   Attn: Compliance Department
                   P.O. Box 328
                   Denver, Colorado 80201

Thank you for your cooperation.

Sincerely,

Your Name

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